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                                                                   Exhibit 10.7

                   COLLATERAL INSTALLMENT NOTE


$325,000.00                                            New York, New York
                                                       December __, 1994

     THE UNDERSIGNED, PIVOT RULES, INC. ("Maker"), a New York corporation, having its chief executive offices at 80 West 40th Street, New York, New York 10018, hereby promises to pay to the order of HELLER FINANCIAL, INC. ("Heller"), a Delaware corporation, at its place of business at 101 Park Avenue, New York, New York 10178, or at such other place as Heller may from time to time designate, the principal sum of THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($325,000.00), together with interest thereon as hereinafter provided. The principal amount shall be used to partially finance the purchase of Maker's common stock from certain shareholders and shall be credited to Maker's factoring account on or prior to January 1, 1995, the date the principal installment is payable under said stock repurchase agreement. The principal amount hereof shall be payable in 36 consecutive, monthly installments commencing on February 1, 1995, and the first business day each month thereafter, with the first 35 installments of principal being in the amount of $5,420.00 and the 36th and final amount of $135,300.00. Interest on the then unpaid balance of principal shall be payable monthly in arrears, on the first day of each and every month while this Note remains outstanding, commencing with the first day of February, 1995, and the first business day each month thereafter, at a rate which is two (2%) percent per annum above the prime rate of interest from time to time announced by The Chase Manhattan Bank, N.A., but in no event more than the maximum permitted by applicable law. Interest charged hereunder shall be calculated on the basis of a 360-day year and may be charged to Maker's factoring account with Heller. All payments received shall be first applied to the payment of interest due hereunder and the remainder in reduction of principal.

     The Maker of this Note hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof. Heller may extend the time of payment of this Note, postpone the enforcement hereof, grant any other indulgences and/or release any party primarily or secondarily liable hereon without affecting or diminishing Heller's right of recourse against the Maker of this Note, which right is hereby expressly reserved.

     In the event that an Event of Default shall have occurred under the Factoring Agreement between Maker and Heller, or any other agreements between Maker and Heller (collectively, the "Agreements") or in the event the Agreements are otherwise terminated, then this Note and all other existing obligations of every kind of the Maker to Heller shall immediately become due and payable and Heller may proceed to collect the same at once.
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     Heller shall not be required to look to any collateral pledged or held by it for the payment of this Note, but may proceed against the Maker in such manner as it deems desirable. None of the rights or remedies of Heller shall be deemed waived or effected by the failure or delay of Heller to exercise same.

     The obligations hereby evidenced are collateralized by all of the accounts and inventory of Maker, and the common stock of Maker acquired with the principal amount hereof as part of the stock repurchase agreement, amounting to approximately 18.65 shares, as well as other collateral, all as more fully set forth in the Agreements.

     Upon receipt of the principal amount herein, Maker agrees to pay to Heller a one-time, non-refundable transaction fee of Ten Thousand ($10,000) Dollars, which fee may, at Heller's option be withheld from the principal amount or charged to Maker's factoring account. Maker may voluntarily prepay the obligations hereunder in full or in part at any time prior to maturity without penalty.

     This Note shall continue to bear interest at the rate hereinabove provided until paid in full. If this Note is not paid when due and if it is placed with an attorney for collection, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees, which sum shall be added to the amount due hereunder.

     This Note is repayable in the State of New York and for all purposes shall be construed in accordance with and governed by the laws of the State of New York. Maker waives any rights it may have to a jury trial in any judicial proceedings in connection herewith.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and its corporate seal affixed hereto by its officers thereunto duly authorized on the day and year first above written.

                              PIVOT RULES, INC.

                              By: /s/ E. Kenneth Seiff
                              -------------------------------------
                              Name: E. Kenneth Seiff
                              Title: President

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